Exhibit 99.1

NEWS RELEASE

Investor Contacts:

Linda Rothemund

Market Street Partners

415-445-3236

linda@marketstreetpartners.com

Press Contact:

Courtney Brigham

Spansion

408-616-5056

Spansion Provides Preliminary First Quarter 2008 Net Sales Results

SUNNYVALE, Calif.—April 8, 2008—Spansion Inc. (NASDAQ:SPSN), the world’s largest pure-play provider of Flash memory solutions, today announced that preliminary net sales for the three months ended March 30, 2008 are expected to be approximately $570 million compared with the company’s previously provided outlook of $580 million to $640 million. The net sales shortfall was primarily a result of weak business conditions in China during the quarter. Outside of China, net sales and pricing were generally in line with the company’s expectations.

The company will provide greater detail on its regular first quarter earnings conference call. The call is scheduled for Wednesday, April 16, 2008 at 1:30pm PT/4:30pm ET. A live audio-only web cast of the call will be made available on the Investor Relations section of the company’s web site at http://www.spansion.com.

About Spansion

Spansion (Nasdaq: SPSN) is a leading Flash memory solutions provider, dedicated to enabling, storing and protecting digital content in wireless, automotive, networking and consumer electronics applications. Spansion, previously a joint venture of AMD and Fujitsu, is the largest company in the world dedicated exclusively to designing, developing, manufacturing, marketing and selling Flash memory solutions. For more information, visit http://www.spansion.com.

Cautionary Statement

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the Spansion’s expectation of first quarter fiscal 2008 financial results. Investors are cautioned that the forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from the company’s current expectations. Risks that the company considers to be the important factors that could cause actual results to differ materially from those set forth in the forward-looking statements include the possibility that demand for the company’s Flash memory products will be lower than currently expected; that average selling prices may decline; loss of key intellectual property arrangements creates a greatly increased risk of patent or other intellectual property infringement claims; the high cyclicality of the Flash memory market which has experienced severe downturns; that Spansion may not be effective in expense reduction efforts; the merger with Saifun may not result in benefits that Spansion anticipates as a result of integration or other challenges; that political, economic and military conditions in Israel may adversely affect Saifun’s and Spansion’s business; the acquisition of Saifun may result in a loss of Saifun’s licensees or Spansion’s customers; that Spansion may not realize the expected value of Saifun’s NROM technology; that OEMs will increasingly choose NAND-based Flash memory products over the company’s MirrorBit architecture-based Flash memory products for their applications; that the company has a significant amount of debt, and such debt could subject us to restrictive covenants; that the company may not achieve facilities and capacity implementation schedules as a result of factors such as insufficient cash flows and unavailable external financing; that the company may lose a key customer, or experience a reduction of demand from a key customer; that the company will not successfully develop, introduce and commercialize new products and technologies or to accelerate our product development cycle; that competitors may introduce new memory or other technologies that may make our Flash memory products uncompetitive or obsolete; that the company may fail to successfully develop next generation products; that the company may experience manufacturing constraints or fail to achieve manufacturing efficiencies; customers’ ability to change booked orders may lead to excess inventory; that the company’s investments in research and development may not lead to timely improvements in technology; and intellectual property claims or litigation could cause the company to incur substantial costs or pay substantial damages or prohibit sales of its products. The company urges investors to review in detail the risks and uncertainties in the company’s Securities and Exchange Commission filings, including but not limited to the company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2007. The company assumes no obligation to update any forward-looking statements or information included in this press release.

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Spansion®, the Spansion logo, MirrorBit®, MirrorBit® Eclipse™, ORNAND™, ORNAND2™, HD-SIM™ and combinations thereof, are trademarks of Spansion LLC in the U.S. and other countries. Other names used are for informational purposes only and may be trademarks of their respective owners.